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                                 EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62787), in the Prospectus constituting part of the Registration Statement on Form S-4 (333-03107) and in the Registration Statements on Form S-8 (Nos. 33-57083, 33-57077, 33-57081 and 33-64553) of AirTouch Communications, Inc. of our report dated February 23, 1996 relating to the financial statements of Mannesmann Mobilfunk GmbH, which appears in AirTouch Communications Inc.'s Annual Report on Form 10-K/A No. 1 for the year ended December 31, 1995.




Dusseldorf, Germany, June 20, 1996



KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


/s/ Scheffler                           /s/ Haas
Wirtschaftsprufer                       Wirtschaftsprufer